Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of IDEAYA Biosciences, Inc. of our report dated March 15, 2019, except for the effects of the reverse stock split described in Note 2, as to which the date is May 21, 2019, relating to the financial statements of IDEAYA Biosciences, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 21, 2019